UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 1, 2016, R.R. Donnelley & Sons Company and its subsidiaries (the “Company” or “RR Donnelley”) completed the previously announced separation of its financial communications and data services business (“Donnelley Financial Solutions, Inc.” or “Donnelley Financial”) and the publishing and retail-centric print services and office products business (“LSC Communications, Inc.” or “LSC”) into two separate publicly-traded companies (the "Separation"). The Company completed the tax free distribution of 80.75% of the outstanding common stock of Donnelley Financial and 80.75% of the outstanding common stock of LSC to the Company’s stockholders (the “Distribution”). Immediately following the Distribution, RR Donnelley retained a 19.25% ownership stake in each of Donnelley Financial and LSC. Donnelley Financial and LSC are now independent public companies trading on the New York Stock Exchange under the symbols “DFIN” and “LKSD”, respectively.

Filed as Exhibit 99.1 is the unaudited condensed consolidated statements of operations of RR Donnelley adjusted for discontinued operations. This is presented to illustrate the effects of the Separation of Donnelley Financial and LSC from the historical combined company and have been derived from the historical consolidated financial statements of RR Donnelley, as prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The historical financial results of Donnelley Financial and LSC for the periods have been reflected within Exhibit 99.1 as discontinued operations for all periods presented. Additionally, the number of shares of common stock and per share amounts within the historical unaudited condensed consolidated statements of operations presented in Exhibit 99.1 has been retroactively adjusted to reflect the 1-for-3 reverse stock split which became effective for RR Donnelley immediately following the Distribution on October 1, 2016.

Filed as Exhibit 99.2 is a reconciliation of GAAP Net Earnings to Non-GAAP Adjusted EBITDA adjusted for discontinued operations. This exhibit contains Non-GAAP financial measures, including Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation. RR Donnelley believes these Non-GAAP measures, provide useful information about RR Donnelley’s operating results and enhance the overall ability to assess RR Donnelley’s financial performance. RR Donnelley uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations allows investors to make a more meaningful comparison between RR Donnelley’s core business operating results over different periods of time. RR Donnelley believes that Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations, when viewed with RR Donnelley’s results under GAAP, the financial statements included in Exhibit 99.1 and the accompanying reconciliations, provides useful information about RR Donnelley’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, acquisition expenses, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, pension or other postretirement settlements or curtailments and gain or loss on certain equity investments and asset sales, RR Donnelley believes that Non-GAAP Adjusted EBITDA can provide a useful additional basis for comparing the current performance of the underlying operations being evaluated. Additional information relating to the adjustments for the Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations is set forth in the notes to Exhibit 99.2. For a description of RR Donnelley’s continuing operations operating segments, refer to the Business Section as filed under Exhibit 99.4 to the Current Report on Form 8-K filed on September 26, 2016.

The presentation of RR Donnelley’s historical adjusted continuing operations is inherently limited in that it does not include, for all periods, income RR Donnelley receives from Donnelley Financial and LSC related to transition service agreements. Furthermore, certain expenses incurred to support RR Donnelley, Donnelley Financial and LSC’s shared operations are included, which are not necessarily representative of costs required to support RR Donnelley’s stand-alone business.

The financial information is intended for informational purposes only and does not purport to project RR Donnelley’s financial performance or cost structure for any future period. The financial information should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in RR Donnelley’s Form 10-K for the year ended December 31, 2015 and the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in RR Donnelley’s Form 10-Q for the periods ended March 31, 2015, June 30, 2015, September 30, 2015, March 31, 2016, June 30, 2016, and September 30, 2016. Such reports, however, do not give effect to the Separation, as described above, or the Distribution.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1

Unaudited Condensed Consolidated Statements of Operations of RR Donnelley adjusted for discontinued operations for the three months ended March 31, 2015, June 30, 2015 and September 30, 2015, the three and twelve months ended December 31, 2015, the three months ended March 31, 2016 and June 30, 2016, and the three and nine months ended September 30, 2016

99.2

Reconciliation of GAAP Net Earnings to Non-GAAP Adjusted EBITDA from RR Donnelley Continuing Operations, adjusted for discontinued operations for the three months ended March 31, 2015, June 30, 2015 and September 30, 2015, the three and twelve months ended December 31, 2015, the three months ended March 31, 2016 and June 30, 2016, and the three and nine months ended September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: December 15, 2016	By:	/s/ Terry D. Peterson
Terry D. Peterson
Executive Vice President and Chief Financial Officer

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